MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights-Pro Forma (1) (Dollars in millions)
Unaudited
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

                      1999                            1998

           YTD     Q4    Q3    Q2    Q1       YTD     Q4    Q3    Q2    Q1

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

Video Revenues
Basic
cable  $ 1,774 $ 447  $ 442  $ 446 $ 439    $ 1,672  $ 419 $ 420 $ 420 $ 413
Premium    328    82     82     82    82        321     81    81    80    79
PPV         73    17     19     15    22         53     13    15    12    13
Advert     204    61     50     51    42        156     48    37    40    31
Equip
&instal    190    49     49     46    46        178     47    47    44    40
Other        3    (2)     3      1     1          3      1     1     -     1
         ----- -----  -----  ----- -----     ------  ----- ----- ----- -----
Total
Video
Rev      2,572   654    645    641   632      2,383    609   601   596   577

Telephone&
High Speed
Data       114    39     29     24    22         39     12     9     8    10
        ------ -----  -----  ----- -----     ------  ----- ----- ----- -----
Total
Broadband
Rev    $ 2,686 $ 693  $ 674  $ 665 $ 654    $ 2,422  $ 621 $ 610 $ 604 $ 587
        ====== =====  =====  ===== =====    =======  ===== ===== ===== =====


Operating Cash Flow (2)
Video
(excluding
Y2K)   $ 1,052 $ 264  $ 257  $ 264 $ 267    $ 1,007  $ 258 $ 247 $ 252 $ 250
New
Products   (54)  (13)   (11)   (11)  (19)       (61)   (20)  (16)  (15)  (10)
Year 2000
costs      (18)   (2)    (4)    (5)   (7)       (13)    (6)   (6)   (1)    -
        ------ -----  -----  ----- -----    -------  ----- ----- ----- -----
Total
Operating
Cash
Flow   $   980 $ 249  $ 242  $ 248 $ 241    $   933  $ 232 $ 225 $ 236 $ 240
       ======= =====  =====  ===== =====    =======  ===== ===== ===== =====

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(1)Results reflect pro forma adjustments for acquisitions and dispositions.
(2)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
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